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EXHIBIT 10.2

                                  April 3, 2005

Rob Shively
Geoff Shively


Re: Share Transfer Restrictions
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Dear Rob and Geoff:

         The purpose of this letter is to set forth our agreement with respect to the transfer by you of shares of the Common Stock, par value $.001 per share (the "Shares"), of PivX Solutions, Inc. (the "Company") that you currently own. In consideration of the terms of an amendment to a promissory note and revolving loan agreement with the Company, and entering into a stock purchase agreement with the Lotus Fund, Inc., the undersigned hereby agrees that, for the period of six months beginning on May 15, 2005 (the "Lock-Up Period") described below, each of them will not offer, sell, contract to sell, pledge, grant or otherwise dispose of more than 20,000 Shares respectively in any one month period. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares.

         Notwithstanding the foregoing restrictions on transfer, the undersigned may, at any time and from time to time during the Lock-Up Period, transfer the Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the undersigned is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.


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         By signing this letter and accepting the grant of options referred to herein, the undersigned acknowledges that he is legally bound by the terms of this letter.

                                Very truly yours,



                                  Scott Olson
                                  General Counsel and Secretary
                                  PivX Solutions, Inc.




Accepted and agreed:



______________________
Rob Shively


______________________
Geoff Shively


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